Exhibit 99.2

Employee Communication

Intended for email distribution to all RTI Surgical employees immediately following the Form 12b-25 press release.

Dear Colleagues,

We continue to monitor the progression of COVID-19 (the coronavirus) and its evolving impact on the communities across the world where we operate and serve. We understand there is a significant amount of uncertainty and unpredictability worldwide, particularly as many of our communities are closing schools and universities and cancelling large group gatherings. Our highest priority remains the health and safety of our employees; please continue to take preventive measures and protect your health. Later this week, in lieu of a Town Hall, I’ll share a video message to the organization to avoid a large company gathering as a precaution.

Today, RTI announced it will file it will file a Form 12b-25 Notification of Late Filing with the Securities and Exchange Commission (SEC). This provides RTI a 15-calendar day extension within which to file our Form 10-K for the fiscal year ended December 31, 2019.

The delay in filing the Form 10-K is due to an investigation underway by the Audit Committee of RTI’s Board of Directors. The Audit Committee initiated an internal investigation regarding RTI’s revenue recognition practices related primarily to certain OEM customer contracts. The Audit Committee investigation was precipitated by an ongoing SEC investigation related to the periods 2014 through 2016, when RTI was under previous management.

The Company will not file its Form 10-K until the Audit Committee concludes its investigation and the Company and its independent auditor assess the results of that investigation. Following the filing of our 10-K, we then expect to file the preliminary proxy statement for the special meeting of RTI shareholders to consider and vote on various proposals necessary to close the sale of the OEM business to Montagu. We are making significant progress ensuring both our Spine and OEM businesses are well-positioned for continuity, autonomy and future growth, and we continue to expect the sale to close in the first half of 2020.

This is a unique time for RTI Surgical, and we look forward to overcoming the delays caused by this investigation. These matters should not affect our day-to-day business operations or our commitments to our customers, patients and each other. I am very proud of how far we have come in driving operational excellence, demonstrating teamwork and a growth mindset and building customer centricity. Thank you for your continued focus on delivering high-quality products and services to our customers and patients.

Sincerely,

Camille

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which may include statements regarding RTI Surgical Holdings’ ability to file its Form 10-K for the year ended December 31, 2019 within the extension period and RTI Surgical

Holdings’ ability to close the Sale in the first half of 2020. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements are not guarantees of future performance and are based on certain assumptions including general economic conditions, as well as those within RTI Surgical Holdings’ industry, and numerous other factors and risks identified in the Company’s Form 10-K for the fiscal year ended December 31, 2018 and other filings with the SEC. Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Important factors that could cause actual results to differ materially from the anticipated results reflected in these forward-looking statements include risks and uncertainties relating to the following: (i) uncertainty as to the scope, timing and ultimate findings of the internal investigation; (ii) the costs and expenses relating to the internal investigation; (iii) the impact of the internal investigation on RTI Surgical Holdings, its management and operations, including potential financial impact on RTI Surgical Holdings; (iv) the risk of potential litigation or regulatory action arising from the internal investigation and its findings or from the failure to timely file the Form 10-K; (v) the potential identification of control deficiencies, including potential material weaknesses in internal control over financial report and the impact of the same; (vi) potential reputational damage that RTI Surgical Holdings may suffer as a result of the matters under investigation; (vii) the possibility that RTI Surgical Holdings will be unable to file its Form 10-K within the extension period of 15 calendar days provided under Rule 12b-25 of the Securities Exchange Act of 1934; (viii) the risk that the filing of the Form 10-K will take longer than currently anticipated; (ix) the risk that RTI Surgical Holdings may be unable to obtain shareholder approval for the proposed transaction or that RTI Surgical Holdings or Montagu may be unable to obtain regulatory approvals required for the proposed transaction, or required regulatory approvals may delay the proposed transaction; (x) the risk that a condition to the closing of the proposed transaction may not be satisfied; (xi) the risk that the occurrence of an event that could give rise to termination of the definitive agreement; (xii) the risk that shareholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; (xiii) the timing to consummate the proposed transaction; (xiv) the effect of the announcement or disruption from the proposed transaction making it more difficult to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; (xv) the diversion of management time and attention on the proposed transaction; (xvi) general worldwide economic conditions and related uncertainties; (xvii) the impact of potential global health emergencies such as COVID-19 (coronavirus); (xviii) the effect and timing of changes in laws or in governmental regulations; and (xix) other risks described in our public filings with the SEC. Additional risks and uncertainties will be discussed in the proxy statement and other materials that RTI Surgical Holdings will file with the SEC in connection with the proposed transaction. There can be no assurance that the proposed transaction will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the proposed transaction will be realized. These factors should be considered carefully and undue reliance should not be placed on the forward-looking statements. Each forward-looking statement in this communication speaks only as of the date of the particular statement. Copies of the Company’s SEC filings may be obtained by contacting the Company or the SEC or by visiting RTI’s website at www.rtix.com or the SEC’s website at www.sec.gov. We undertake no obligation to update these forward-looking statements except as may be required by law.

Important Additional Information and Where to Find It

In connection with the proposed transaction, RTI Surgical Holdings will file relevant materials with the Securities and Exchange Commission, including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting related to the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN SUCH DOCUMENTS BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the proxy statement and other relevant materials filed by the Company with the SEC free of charge at the SEC’s website, www.sec.gov, from the Company at its website, www.rtix.com, or by contacting the Company’s Investor Relations at (847) 530-0249.

Participants in Solicitation

The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information concerning the Company’s participants is set forth in the proxy statement, filed March 25, 2019, for the Company’s 2019 annual meeting of stockholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed transaction will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.